UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported)    June 5, 2000
                                                     -------------
                                                     May 31, 2000
                                                     -------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                           85-0019030
----------------------------     Commission             ----------------------
(State or Other Jurisdiction     File Number 1-6986     (I.R.S. Employer
     of Incorporation)                       ------     Identification) Number)




      Alvarado Square, Albuquerque, New Mexico                     87158
      ----------------------------------------                     -----
      (Address of principal executive offices)                   (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

Public Service Company of New Mexico ("PNM" or the "Company"), on May 31, 2000, filed with the New Mexico Public Regulation Commission (the "PRC") the Company's plan for transitioning to a competitive retail electric power market in New Mexico.

The plan includes the Company's proposals to:

o Assure orderly implementation of customer choice and open access to the PNM transmission and distribution system by competing power suppliers beginning in January 2002;
o Recover stranded costs, nuclear decommissioning costs, and other expenses associated with transition to a competitive market;
o Purchase power through a competitive bidding process to supply those residential and small business customers that do not choose a power supplier;
o Set rates for retail distribution services, which will continue to be regulated by the PRC; and o Provide for continued reliability of the PNM distribution and transmission system.

PNM stranded costs, defined by the New Mexico Electric Utility Industry Restructuring Act as the difference between what the Company's generation assets would return under continued regulation compared to what they are expected to earn in a competitive market, total a present value of $691.6 million.

"These costs are already built into existing rates, and have been since regulators approved these investments as prudent and necessary to provide service to PNM customers," PNM President Jeff Sterba said. "However, the regulatory system allowed us to spread out these payments over a much longer period of time. Now, as we transition to competition, the state law mandating restructuring and open access limits stranded cost recovery to a five-year period."

New Mexico's restructuring legislation provides utilities the opportunity to recover a minimum of 50 percent and up to 100 percent of stranded costs. PNM presents evidence in its transition plan supporting full recovery, although limitations in the legislation may restrict recovery to less than 100 percent, depending upon the price of power during the transition period. The law provides that no more than 50 percent of stranded costs may be recovered if such recovery causes rates for residential and small commercial customers to increase. Until the cost of procuring power for those residential and small business customers that do not select a supplier is known, the impact on the total cost of electric service for these customers cannot be determined.

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


Costs associated with decommissioning PNM's portion of the Palo Verde nuclear plant total an additional present value of $44.4 million. This amount considers the effect of expected earnings on PNM's qualified nuclear decommissioning trusts. PNM proposes to recover these costs through a separate wires charge over the life of the plant. Transition costs associated with modifying the utility's billing and customer information systems to accommodate competing suppliers and other costs associated with preparing for competition are estimated to total another $46.0 million, including an allowance for non-deductible costs for income tax purposes. Under the terms of the New Mexico restructuring law, transition costs are fully recoverable.

The PNM transition plan also details the Company's proposal to establish its regulated electric and gas utility as a separate subsidiary under a holding company structure, with distribution rates set by the PRC. PNM power plants, together with the Company's power marketing and energy services businesses (collectively, the "Deregulated Competitive Businesses"), will be placed in a separate subsidiary under the holding company. The distribution utility is planned to have a substantially smaller equity base, with a capitalization composed of 60 percent debt and 40 percent equity. Due to competitive risk, PNM is recommending an allowed rate of return on equity (ROE) for the utility of
14.01 percent, resulting in an estimated annual revenue requirement of $145.4 million.

The plan is fair and equitable to all customers, to utility investors and to the public, Sterba said. "Sustaining a safe, reliable transmission and distribution delivery system is dependent on PNM's ability to attract capital. Protecting our shareholders' investment and allowing us the opportunity to earn a fair return on that investment will help ensure the continued flow of capital to meet New Mexico's future needs."

The PRC has set October 1, 2001, as the final date for approving the transition plans filed by PNM and other utilities this week. Customer choice for schools, residential and small business customers is scheduled to open Jan 1, 2002, with all other customers having access to competing power suppliers July 1, 2002.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. Accordingly, the actual timing of regulatory decisions and the final results of the case will be affected by many factors, including the discovery, testimony and positions of intervenors, regulatory rules and procedures, the standard offer bids and other cases in front of the PRC, all of which the Company is unable to predict at this time and which may have an impact on PNM financing plans, operating performance, and future profitability. In addition, the Company hereby identifies the following important factors which could cause the Company's actual financial

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

results to differ materially from any such results which might be projected, forecasted, estimated or budgeted by the Company in forward-looking statements:
(i) adverse actions of utility regulatory commissions; (ii) utility industry restructuring; (iii) failure to recover stranded costs and transition costs;
(iv) the inability of the Company to successfully compete outside its traditional regulated market; (v) the success of the Company's growth strategies particularly as it relates to its Deregulated Competitive Businesses; (vi) regional economic conditions, which could affect customer growth; (vii) adverse impacts resulting from environmental regulations; (viii) loss of favorable fuel supply contracts or inability to negotiate new fuel supply contracts; (ix)
failure to obtain water rights and rights-of-way; (x) operational and environmental problems at generating stations; (xi) the cost of debt and equity capital; (xii) weather conditions; and (xiii) technical developments in the utility industry.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 ---------------------------------------------
                                                 (Registrant)


Date:  June 5, 2000                            /s/ John R. Loyack
                                 ---------------------------------------------
                                                John R. Loyack
                                     Vice President, Corporate Controller
                                         and Chief Accounting Officer
                                 (Officer duly authorized to sign this report)





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